UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2013

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)

Beihuan Road Junan County
Shandong, China 276600
(Address of Principal Executive Offices) (Zip Code)

(86) 539-7317959
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 30, 2013 (local time), the Company held its Annual Meeting of Stockholders held at the Company’s corporate office at Beihuan Zhong Road, Junan County, Shandong, People’s Republic of China, 276600. There were 34,616,714 shares of our common stock entitled to vote at the meeting and 23,291,051 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Our stockholders elected five (5) directors, Messrs. Si Chen, Yundong Lu, Maoquan Wei, Dekai Yin, and William Jianxiao Wu to serve as directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office. The votes regarding the election of directors were as follows:

NAME OF DIRECTOR	VOTES FOR	AGAINST	WITHHELD	BROKER NON-VOTES
SI CHEN	16,913,268	0	924,117	5,453,666
YUNDONG LU	16,920,568	0	916,817	5,453,666
MAOQUAN WEI	16,813,907	0	1,023,478	5,453,666
DEKAI YIN	16,803,607	0	1,033,778	5,453,666
WILLIAM JIANXIAO WU	16,910,768	0	926,617	5,453,666

Our stockholders ratified the Board’s appointment of WWC., P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The votes regarding the ratification of our auditor were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,977,439	2,158,473	155,139	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

By: /s/ Chen Si
Name: Chen Si
Title: Chief Executive Officer

Date: January 3, 2014